EXHIBIT 99.3
To Form 8-K dated October 21, 2010

Seacoast Banking Corporation of Florida

Third Quarter 2010

Cautionary Notice Regarding Forward-Looking Statements

This information contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Highlights

•	Earnings loss of $8.6 million, or $0.09 per share, improved significantly compared to last year and last quarter.

•	Solid capital position with estimated tangible common equity (TCE) ratio of 8.5% when DTA valuation allowance of $44.0 million is recaptured.

•	Nonperforming loans declined from $90.9 million at June 30, 2010 to $69.5 million during the quarter.

•	The trend of decline in accruing loans outstanding slowed during the quarter.

•	Liquidity remains strong with low cost core funding from deposits and sweep repos.

•	Cost of deposits for the quarter declined 10 basis points to 0.84%; total interest bearing liabilities down 8 basis points to 1.09%.

•	Revenue increased sequentially from improved noninterest income and net interest income.

•	Improved asset quality trends continued with nonperforming assets, nonaccrual loans, net charge-offs, and provision for loan losses all declining.

•	Favorable deposit volume and mix trends continued.

•	Expenses remain well managed.

•	Operating trends continue to be encouraging and we remain acutely focused on executing client satisfaction and retention initiatives to drive steadily improving results.

Capital Ratios

	3Q-2010	2Q-2010	1Q-2010	4Q-2009
	Estimate	Actual	Actual	Actual
Tier 1 Capital Ratio	17.11%	17.62%	13.83%	13.75%
Total Risk Based Capital Ratio	18.38%	18.89%	15.29%	15.17%
YTD Average Equity to YTD Average Assets	8.15%	7.82%	7.13%	8.92%
Tangible Equity to Tangible Assets	8.76%	8.78%	6.96%	6.88%
Tangible Common Equity to Tangible Assets	6.48%	6.60%	4.82%	4.79%
Tangible Common Equity to Risk Weighted Assets	10.32%	10.78%	7.53%	7.29%

Credit Analysis

	($ in thousands)
	3Q-2010	2Q-2010	1Q-2010	4Q-2009	3Q-2009
Net charge-offs	$10,700	$20,209	$3,541	$45,172	$40,142
Net charge-offs to average loans	3.29%	5.95%	1.03%	12.12%	10.14%
Loan loss provision	$8,866	$16,771	$2,068	$41,514	$45,374
Allowance to loans at end of period	3.04%	3.10%	3.18%	3.23%	3.25%

Funding & Liquidity
Stable Funding Profile and Strong Liquidity Position

Funding

•	Deposits and sweep repo base

-   Customer deposits and sweep repos were $1.694 million at September 30, 2010 (1)
-   Customer deposits and sweep repos compose 94% of total funding (2)

Liquidity

•	Daily overnight borrowing position maintained at zero since year-end 2008

•	On balance sheet cash liquidity averaged approximately $247 million for the third quarter

•	Combined available contingent liquidity from the Federal Reserve, FHLB, and free securities approximately $661 million

(1)	Excludes brokered deposits; but includes Certificate of Deposit Account Registry Service (CDARS) deposits

(2)	Total funding includes customer deposits, broker deposits, sweep repos, borrowed funds and subordinated debt.

Noninterest Expense
Controllable Expenses Well Managed

	($ in thousands)
	3Q–2010	2Q–2010	3Q–2009
Noninterest Expenses	$20,244	$19,220	$20,506
Strategic Plan & Credit Related	791	393	140
Professional Fees
OREO and REPO expenses (1)	942	564	414
Net loss on OREO & Repossessed Assets	849	105	1,845
Nonrecurring Expenses	$2,582	$1,062	$2,399
Core Operating Expenses	$17,662	$18,158	$18,107

	3Q 2010	3Q 2010
	vs 2Q	vs 3Q
	2010	2009
Noninterest Expenses	5.3%	-1.3%
Strategic plan & Credit Related Professional Fees
OREO and REPO expenses (1)
Net loss on OREO & Repossessed Assets
Nonrecurring Expenses	143.1%	7.6%
Core Operating Expenses	-2.7%	-2.5%

(1)	Does not include personnel expense related to credit administration or default management costs

Core Deposit Growth
Emerging Strong Growth in Low Cost and No Cost Deposits
Average Deposits

	($ in thousands)
	3Q–2010	3Q–2009	Year over Year
Demand deposits (noninterest bearing)	$278,424	$273,972	$1.62%
Savings deposits	855,702	771,331	10.94%
Other time certificates	288,527	329,855	-12.53%

Core Deposits	$1,422,653	$1,375,158	3.45%
Brokered time certificates	12,414	53,522	-76,81%
Time certificates of $100,000 or more	255,453	309,240	-17.39%

Total Deposits	$1,690,520	$1,737,920	-2.73%
Excluding brokered time deposits	$1,678,106	$1,684,398	-0.37%
Total Demand and Savings	$1,134,126	$1,045,303	8.50%

Core Deposit Growth
Favorable Mix Shift

	($ in thousands)
	3Q-2010	Mix	2Q-2010	Mix
Demand deposits (noninterest bearing)	$276,739	16.90%	$276,455	16.11%
Savings deposits	814,098	49.73%	877,544	51.14%

Total Demand and Savings	$1,090,837	66.63%	$1,153,999	67.25%
Other time certificates	287,406	17.56%	288,310	16.80%
Brokered time certificates	11,788	0.72%	19,788	1.15%
Time certificates of $100,000 or more	246,999	15.09%	253,797	14.79%

Total Time Deposits	$546,193	33.37%	$561,895	32.75%
Total Deposits	$1,637,030		$1,715,894

Core Deposit Growth
Favorable Mix Shift

	($ in thousands)
	3Q–2009	Mix
Demand deposits (noninterest bearing)	$264,092	14.99%
Savings deposits	788,154	44.75%
Total Demand and Savings	$1,052,246	59.74%
Other time certificates	332,788	18.89%
Brokered time certificates	55,469	3.15%
Time certificates of $100,000 or more	320,784	18.22%

Total Time Deposits	$709,041	40.26%
Total Deposits	$1,761,287

Net Interest Margin

	Q3-09	Q4-09	Q1-10	Q2-10	Q3-10
Net Interest Margin	3.74%	3.37%	3.48%	3.27%	3.35%

•	Focus on deposit pricing and positive mix change benefited the margin

•	Margin is expected to remain stable provided the slower pace of decline in accruing loans outstanding continues in the fourth quarter

Noninterest Income (excluding securities gains)
Quarterly Trends Improve Sequentially in 2010

	2010
$ in thousands	Q-3	Q-2	Q-1

Total Noninterest Income (excluding securities gains)	$4,801	$4,601	$4,560
Highlights include:
Service Charges	$1,511	$1,452	$1,372
Trust Income	500	491	476
Mortgage Banking	654	464	421
Brokerage	306	257	286
Marine	330	310	339
Debit Card	810	822	717

Service Area

[Map of Franchise]

•	Seminole County

•	Orange County

•	Brevard County

•	Indian River County

•	Okeechobee County

•	St. Lucie County

•	Martin County

•	Palm Beach County

•	Hardee County

•	Highlands County

•	Desoto County

•	Glades County

•	Hendry County